SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	November 13, 2003

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000
(Registrant’s telephone number, including area code)

Item 5.  Other Information

On November 13, 2003, Landmark Bancorp, Inc., a Delaware corporation (“Landmark”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Kansas Financial Corporation, a Kansas corporation (“First Kansas”), which provides for the merger of First Kansas with a wholly-owned subsidiary of Landmark.  In connection with the Merger Agreement, Landmark entered into a voting agreement with the individual directors and executive officers of First Kansas pursuant to which they agreed to vote the shares of First Kansas common stock they own in favor of the merger.  The voting agreement covers approximately 10% of the outstanding shares of First Kansas common stock.

A copy of a Press Release, dated November 13, 2003, issued by Landmark and First Kansas relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.  A copy of the Merger Agreement is attached as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1 Press Release, dated November 13, 2003
99.2 Agreement and Plan of Merger, dated November 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: November 13, 2003	By:	/s/ Mark A Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer